NVR, Inc. Announces Fourth Quarter and Full Year Results

RESTON, Va., Jan. 26, 2016 /PRNewswire/ -- NVR, Inc. (NYSE: NVR), one of the nation's largest homebuilding and mortgage banking companies, announced net income for its fourth quarter ended December 31, 2015 of $134,004,000, or $31.92 per diluted share. Net income and diluted earnings per share for the fourth quarter ended December 31, 2015 increased 35% and 37%, respectively, when compared to the 2014 fourth quarter. Consolidated revenues for the fourth quarter of 2015 totaled $1,555,275,000, a 17% increase from $1,328,038,000 for the comparable 2014 quarter.

For the year ended December 31, 2015, consolidated revenues were $5,159,008,000, 16% higher than the $4,444,568,000 reported for the same period of 2014. Net income for the year ended December 31, 2015 was $382,927,000, an increase of 36% when compared to the year ended December 31, 2014. Diluted earnings per share for the year ended December 31, 2015 was $89.99, an increase of 42% from $63.50 per diluted share for the comparable period of 2014.

Homebuilding

New orders in the fourth quarter of 2015 increased 14% to 3,100 units, when compared to 2,713 units in the fourth quarter of 2014. The average sales price of new orders in the fourth quarter of 2015 was $383,300, a decrease of 1% when compared with the fourth quarter of 2014. The cancellation rate in the fourth quarter of 2015 was 16%, compared with 18% in the fourth quarter of 2014. Settlements increased in the fourth quarter of 2015 to 4,010 units, 16% higher than the fourth quarter of 2014. The Company's backlog of homes sold but not settled as of December 31, 2015 increased on a unit basis by 14% to 6,229 units and increased on a dollar basis by 13% to $2,375,182,000 when compared to December 31, 2014.

Homebuilding revenues for the three months ended December 31, 2015 totaled $1,528,084,000, 17% higher than the year earlier period. Gross profit margin in the fourth quarter of 2015 was 18.9%, compared to 18.1% in the fourth quarter of 2014. Income before tax from the homebuilding segment totaled $192,623,000 in the fourth quarter of 2015, an increase of 38% when compared to the fourth quarter of 2014.

New orders for the year ended December 31, 2015 increased 14% to 14,080 units, when compared to 12,389 units in 2014. Home settlements increased 12% year over year to 13,326 units in 2015 from 11,859 units settled in 2014. Homebuilding revenues for the year ended December 31, 2015 totaled $5,065,200,000, which is 16% higher than 2014. Gross profit margin for the year ended December 31, 2015 was 18.7%, compared to 18.4% in 2014. Income before tax for the homebuilding segment for the year ended December 31, 2015 was $555,329,000, a 30% increase when compared to 2014.

Mortgage Banking

Mortgage closed loan production for the three months ended December 31, 2015 totaled $1,042,440,000, an increase of 18% when compared to the three months ended December 31, 2014. Operating income for the mortgage banking operations during the fourth quarter of 2015 was $14,546,000, compared to $11,145,000 reported for the fourth quarter of 2014.

Mortgage closed loan production for the year ended December 31, 2015 increased 23% to $3,492,342,000. Income before tax from the mortgage banking segment for the year ended December 31, 2015 increased to $47,883,000 from $25,662,000 in 2014.

About NVR

NVR, Inc. operates in two business segments: homebuilding and mortgage banking. The homebuilding unit sells and builds homes under the Ryan Homes, NVHomes, Fox Ridge Homes and Heartland Homes trade names, and operates in twenty-eight metropolitan areas in fourteen states and Washington, D.C. For more information about NVR, Inc. and its brands, see www.nvrinc.com, www.ryanhomes.com, www.nvhomes.com, www.foxridgehomes.com and www.heartlandluxuryhomes.com.

Some of the statements in this release made by the Company constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Certain, but not necessarily all, of such forward-looking statements can be identified by the use of forward-looking terminology, such as "believes," "expects," "may," "will," "should" or "anticipates" or the negative thereof or other comparable terminology. All statements other than of historical facts are forward-looking statements. Forward-looking statements contained in this document may include those regarding market trends, NVR's financial position, business strategy, the outcome of pending litigation, investigations or similar contingencies, projected plans and objectives of management for future operations. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance of NVR to be materially different from future results, performance or achievements expressed or implied by the forward-looking statements. Such risk factors include, but are not limited to the following: general economic and business conditions (on both a national and regional level); interest rate changes; access to suitable financing by NVR and NVR's customers; increased regulation in the mortgage banking industry; the ability of our mortgage banking subsidiary to sell loans it originates into the secondary market; competition; the availability and cost of land and other raw materials used by NVR in its homebuilding operations; shortages of labor; weather related slow-downs; building moratoriums; governmental regulation; fluctuation and volatility of stock and other financial markets; mortgage financing availability; and other factors over which NVR has little or no control. NVR undertakes no obligation to update such forward-looking statements except as required by law.

NVR, Inc.
Consolidated Statements of Income
(in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
	(Unaudited)	(Unaudited)	(Unaudited)
Homebuilding:
Revenues	$1,528,084	$1,306,632	$5,065,200	$4,375,059
Other income	466	499	2,956	2,853
Cost of sales	(1,238,588)	(1,070,601)	(4,118,782)	(3,568,586)
Selling, general and administrative	(91,920)	(90,755)	(371,127)	(358,851)
Operating income	198,042	145,775	578,247	450,475
Interest expense	(5,419)	(5,696)	(22,918)	(22,591)
Homebuilding income	192,623	140,079	555,329	427,884

Mortgage Banking:
Mortgage banking fees	27,191	21,406	93,808	69,509
Interest income	2,132	1,558	6,485	4,940
Other income	402	285	1,113	778
General and administrative	(14,994)	(11,952)	(52,882)	(49,016)
Interest expense	(185)	(152)	(641)	(549)
Mortgage banking income	14,546	11,145	47,883	25,662

Income before taxes	207,169	151,224	603,212	453,546
Income tax expense	(73,165)	(51,773)	(220,285)	(171,916)

Net income	$134,004	$99,451	$382,927	$281,630

Basic earnings per share	$34.23	$24.22	$95.21	$65.83

Diluted earnings per share	$31.92	$23.24	$89.99	$63.50

Basic weighted average shares outstanding	3,915	4,106	4,022	4,278

Diluted weighted average shares outstanding	4,198	4,279	4,255	4,435

NVR, Inc.
Consolidated Balance Sheets
(in thousands, except share and per share data)

	December 31, 2015	December 31, 2014
	(Unaudited)
ASSETS
Homebuilding:
Cash and cash equivalents	$397,522	$514,780
Receivables	11,482	10,021
Inventory:
Lots and housing units, covered under sales agreements with customers	785,982	690,955
Unsold lots and housing units	147,832	131,938
Land under development	60,611	33,689
Building materials and other	12,101	12,904
	1,006,526	869,486

Assets related to consolidated variable interest entity	1,749	3,590
Contract land deposits, net	343,295	294,676
Property, plant and equipment, net	44,651	46,242
Reorganization value in excess of amounts allocable to identifiable assets, net	41,580	41,580
Goodwill and finite-lived intangible assets, net	3,982	5,364
Other assets	284,794	302,280
	2,135,581	2,088,019
Mortgage Banking:
Cash and cash equivalents	26,804	30,158
Mortgage loans held for sale, net	319,553	205,664
Property and equipment, net	5,313	6,189
Reorganization value in excess of amounts allocable to identifiable assets, net	7,347	7,347
Other assets	20,533	13,958
	379,550	263,316
Total assets	$2,515,131	$2,351,335

LIABILITIES AND SHAREHOLDERS' EQUITY
Homebuilding:
Accounts payable	$227,437	$204,622
Accrued expenses and other liabilities	304,922	289,058
Liabilities related to consolidated variable interest entity	1,091	1,618
Non-recourse debt related to consolidated variable interest entity	—	64
Customer deposits	110,965	106,755
Senior notes	599,260	599,166
	1,243,675	1,201,283
Mortgage Banking:
Accounts payable and other liabilities	32,291	25,797
	32,291	25,797
Total liabilities	1,275,966	1,227,080

Commitments and contingencies

Shareholders' equity:
Common stock, $0.01 par value; 60,000,000 shares authorized; 20,555,330
shares issued as of both December 31, 2015 and December 31, 2014	206	206
Additional paid-in capital	1,447,795	1,325,495
Deferred compensation trust – 108,614 shares of NVR, Inc.
common stock as of both December 31, 2015 and December 31, 2014	(17,333)	(17,333)
Deferred compensation liability	17,333	17,333
Retained earnings	5,270,114	4,887,187
Less treasury stock at cost – 16,664,342 and 16,506,229 shares
at December 31, 2015 and December 31, 2014, respectively	(5,478,950)	(5,088,633)
Total shareholders' equity	1,239,165	1,124,255
Total liabilities and shareholders' equity	$2,515,131	$2,351,335

NVR, Inc.
Operating Activity
(dollars in thousands)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Homebuilding data:
New orders (units)
Mid Atlantic (1)	1,550	1,435	7,070	6,365
North East (2)	237	286	1,173	1,182
Mid East (3)	799	594	3,485	2,963
South East (4)	514	398	2,352	1,879
Total	3,100	2,713	14,080	12,389

Average new order price	$383.3	$385.9	$378.7	$373.7

Settlements (units)
Mid Atlantic (1)	2,109	1,808	6,879	6,129
North East (2)	322	309	1,221	1,089
Mid East (3)	966	833	3,137	2,845
South East (4)	613	519	2,089	1,796
Total	4,010	3,469	13,326	11,859

Average settlement price	$381.6	$375.5	$379.9	$368.5

Backlog (units)
Mid Atlantic (1)			3,137	2,946
North East (2)			540	588
Mid East (3)			1,498	1,150
South East (4)			1,054	791
Total			6,229	5,475

Average backlog price			$381.3	$384.6

Community count (average)	467	483	472	488
Lots controlled at end of period			74,500	68,700

Mortgage banking data:
Loan closings	$1,042,440	$881,930	$3,492,342	$2,833,612
Capture rate	88%	87%	88%	84%

Common stock information:
Shares outstanding at end of period			3,890,988	4,049,101
Number of shares repurchased	106,559	135,921	289,687	507,648
Aggregate cost of shares repurchased	$167,921	$158,108	$431,367	$567,544

(1)	Maryland, Virginia, West Virginia, Delaware and Washington, D.C.
(2)	New Jersey and Eastern Pennsylvania
(3)	New York, Ohio, Western Pennsylvania, Indiana and Illinois
(4)	North Carolina, South Carolina, Tennessee and Florida

CONTACT: Curt McKay, (703) 956-4058, cmckay@nvrinc.com